Exhibit 21

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization
A. Schulman Plastics, BVBA (10)	Belgium
A. Schulman, S.A.S. (3)	France
A. Schulman Plastics, S.A.S. (3)	France
A. Schulman GmbH (9)	Germany
A. Schulman Inc. Limited (3)	United Kingdom
A. Schulman Canada, Ltd.	Ontario, Canada
A. Schulman A.G. (2)	Switzerland
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman Custom Compounding NE, Inc.	Massachusetts
Prime Colorants, Inc.	Tennessee
A. Schulman International, Inc.	Delaware
A. Schulman de Mexico, S.A. de C.V. (4)	Mexico
ASI Employment, S.A. de C.V. (4)	Mexico
AS Mex Hold, S.A. de C.V. (5)	Mexico
Innovacion Y Desarrollo en Material Avanzados A.C. (31)	Mexico
A. Schulman Polska Sp. z O.O. (2)	Poland
A. Schulman Plastics S.r.l. (2)	Italy
A. Schulman International Services BVBA (2)	Belgium
A. Schulman Hungary Kft. (1)	Hungary
PT A. Schulman Plastics, Indonesia (7)	Indonesia
A. Schulman Plastics S.L. (10)	Spain
A. Schulman Castellon, S.L. (10)	Spain
A. Schulman Europe GmbH & Co. KG (14)	Germany
A. Schulman Plastics (Dongguan) Ltd. (1)	China
A. Schulman Italia S.p.A. (2)	Italy
A. Schulman Asia Limited	Hong Kong
AS Worldwide, LLC (5)	Delaware
AS Global Holdings, Inc. (17)	Delaware
AS Worldwide LLC & Cie, S.C.S. (11)	Luxembourg
A. Schulman S.á r.l. (8)	Luxembourg
A. Schulman Holdings S.á r.l. (6)	Luxembourg
A. Schulman Nordic AB (2)	Sweden
A. Schulman Belgium (2)	Belgium
A. Schulman Plastik Sanayi Ve Tic A.S. (2)	Turkey
A. Schulman Holding Company France (22)	France
A. Schulman Holdings (France) S.A.S. (32)	France
A. Schulman Europe Verwaltungs GmbH (3)	Germany
A. Schulman Plastics s.r.o. (2)	Slovakia
Surplast S.A. (30)	Argentina
Bayshore Industrial, L.L.C. (16)	Texas

	Courtenay Polymers Pty Ltd. (26)	Australia
	ICO (UK) Limited (22)	United Kingdom
	Elian SAS (3)	France
	A. Schulman Europe International B.V. (2)	The Netherlands
	ICO Global Services, Inc. (15)	Delaware
	A. Schulman Australia Pty. Ltd (21)	Australia
	ICO Holdings New Zealand Limited (21)	New Zealand
	ICO Holland B.V. (22)	The Netherlands
	ICO P&O, Inc. (12)	Delaware
	A. Schulman Plasticos do Brasil Ltda. (29)	Brazil
	Jackdaw Polymeres France S.A.S. (32)	France
	A. Schulman Thermoplastic Compounds (UK) Limited (23)	United Kingdom
	A. Schulman Thermoplastic Compounds Sdn. Bhd. (13)	Malaysia
	ICO Polymers France S.A.S. (3)	France
	ICO Polymers Italy S.r.l. (22)	Italy
	ICO Polymers North America, Inc. (19)	New Jersey
	ICO-Schulman, LLC	Texas
	ICO Technology, Inc. (17)	Delaware
	J.R. Courtenay (N.Z.) Limited (24)	New Zealand
	A. Schulman Plastics (Malaysia) SDN. BHD. (25)	Malaysia
	A. Schulman, LLC (22)	Russia
	Wedco Technology, Inc. (17)	New Jersey
	A. Schulman Plastics India Private Limited (2)	India
	The Innovation Company, S.A. de C.V. (16)	Mexico
	Worldwide LP LLC (16)	Delaware
	ICO Polymers, Inc. (16)	Delaware
	ICO Europe C.V. (20)	The Netherlands
	ICO Petrochemical Cayman Islands (21)	Cayman Islands
	ICO Holdings LLC (18)	Texas
	ICO Polymers Cayman Islands (28)	Cayman Islands
	ICO Australia RE Holdings Pty. Ltd. (27)	Australia
	SCG ICO Polymers Company Limited (33)	Thailand
	Natpet Schulman Specialty Plastic Compounds (34)	Saudi Arabia
	A. Schulman Plastics Pty. Ltd. (5)	Australia
	A. Schulman Ireland Ltd (10)	Ireland

(1)	Owned by A. Schulman Europe GmbH & Co. KG
(2)	Owned by A. Schulman Plastics, BVBA
(3)	Owned by A. Schulman Holdings (France) SAS
(4)	Owned by AS Mex Hold, S.A. de C.V.
(5)	Owned by A. Schulman International, Inc.
(6)	Owned by A. Schulman S.á r.l
(7)	65% owned (in joint venture) by A. Schulman International, Inc.
(8)	Owned by AS Worldwide LLC & Cie, S.C.S.
(9)	Owned 90% by A. Schulman Europe GmbH & Co. KG and 10% by A. Schulman, Inc.
(10)	Owned by A. Schulman Holdings S.ár.l

(11)	99.99% owned by A. Schulman International, Inc. and 0.008% owned by AS Worldwide, LLC
(12)	Owned by ICO-Schulman, LLC.
(13)	Owned by A. Schulman Asia Limited
(14)	Owned by ICO Holland B.V.
(15)	Owned by ICO P&O, Inc.
(16)	Owned by ICO Global Services, Inc.
(17)	Owned by ICO Polymers, Inc.
(18)	Owned by AS Global Holdings, Inc.
(19)	Owned by Wedco Technology, Inc.
(20)	Owned 99% by AS Global Holdings, Inc. and 1% by ICO Holdings, LLC
(21)	Owned by ICO Technology, Inc.
(22)	Owned by A. Schulman Europe International B.V.
(23)	Owned by ICO (UK) Limited
(24)	Owned by ICO Holdings New Zealand Limited
(25)	Owned by J.R. Courtney (N.Z.) Limited
(26)	Owned by A. Schulman Australia Pty. Ltd.
(27)	Owned by Courtenay Polymers Pty. Limited
(28)	Owned by ICO Petrochemical Cayman Islands
(29)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands
(30)	63% owned (in venture) by A Schulman International, Inc.
(31)	Owned by A. Schulman de Mexico, S.A. de C.V.
(32)	Owned by A. Schulman Holding Company France
(33)	13% owned (in partnership) by A. Schulman Plastics (Malaysia) SDN. BHD.
(34)	50% owned (in partnership) by A. Schulman Europe International B.V.